Exhibit 10.1

DEFERRED SALARY SECURITY AGREEMENT

THIS DEFERRED SALARY SECURITY AGREEMENT dated as of July 1, 2016 is by and between Xenetic Biosciences, Inc. (“Xenetic”) and M. Scott Maguire (“MSM”).

R E C I T A L S:

A.        MSM is the Chief Executive Officer of Xenetic and has deferred approximately $370,000 of his salary to date from Xenetic.

B.         MSM is willing to continue to defer up to fifty (50%) of his salary in consideration for Xenetic granting to MSM a security interest in Xenetic’s assets as set forth herein..

NOW, THEREFORE, in consideration of the foregoing, and for the covenants and agreements contained herein, the parties hereto agree as follows:

1.          Recitals. The recitals set forth above are incorporated by reference herein and made a part herewith as if fully rewritten.

2.          Deferred Salary. Xenetic acknowledges that, to date, 50% salary over 18 months representing approximately $370,000 in MSM’s salary has been deferred. MSM agrees to continue to defer fifty percent (50%) of his salary until the earlier to occur of: (i) the closing of a public offering of Xenetic securities concurrent to a NASDAQ listing, or (ii) September 30, 2016 (the “Deferral End Date”). All deferred salary shall become due and payable on the Deferral End Date. All deferred salary of MSM referred to herein is collectively referred to as the “Obligations.”

3.          Grant of Security Interest.

(a)         As security for the payment of the Obligations, Xenetic hereby assigns to MSM and grants to MSM a continuing security interest in the following, whether now or hereafter existing or acquired (collectively, the “Collateral”): all assets of every nature and kind of Xenetic, including but not limited to all inventory, accounts, accounts receivable, equipment, trademarks, contracts, copyrights and general intangibles.

(b)         Xenetic hereby authorizes MSM to file a Form UCC-1 financing statement and such other public or private filings as MSM deems necessary and proper to evidence MSM’s security interest in the Collateral, including but not limited to such filings as MSM deems necessary and proper with the Illinois Secretary of State.

4.          Xenetic Covenants. From and after the date hereof and so long as any amount remains unpaid on the Obligations, except to the extent compliance in any case or cases is waived in writing by MSM, Xenetic hereby covenants and agrees with MSM to, at any time and from time to time upon request of MSM take or cause to be taken any action and execute, acknowledge, deliver or record any further documents, opinions, security agreements or other instruments which MSM in his reasonable discretion deems necessary or appropriate to carry out the purposes of this Agreement and to preserve, protect and perfect the security intended to be created and preserved in the Collateral and to establish, preserve and protect the security interest of MSM in and to the Collateral.

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5.          Default. Any one of the following shall constitute an Event of Default hereunder:

(a)         Xenetic fails to make a payment of the Obligations when due .

(b)         Xenetic becomes insolvent or the subject of state or federal insolvency proceedings, fails generally to pay his debts as they become due or makes an assignment for the benefit of creditors; or a receiver, trustee, custodian or other similar official is appointed for, or takes possession of any substantial part of the property of Xenetic.

(c)         Whenever an Event of Default shall be existing hereunder, MSM may exercise from time to time any rights and remedies available to it under applicable law, Any proceeds of any disposition by Xenetic of the Collateral may be applied by MSM to the payment of expenses in connection with the Collateral, including reasonable attorneys’ fees and legal expenses, and any balance of such proceeds may be applied by MSM toward the payment of the Obligations.

(d)         Xenetic hereby constitutes and appoints MSM its true and lawful attorney, irrevocably, with full power after the occurrence of an Event of Default, to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to Xenetic under or arising out of the Collateral, to endorse and checks on other instruments or orders in connection therewith and to file any claims or take any action on institute any proceedings which MSM may deem to be necessary or advisable in the premises, which appointment as attorney is coupled with an interest.

6.          General. Xenetic agrees to pay all expenses (including reasonable attorneys’ fees and legal expenses) paid or incurred by MSM in endeavoring to collect the Obligations, and in enforcing this Agreement. No delay on the part of MSM in the exercise of any rights or remedies shall operate as a waiver thereof, and no single or partial exercise by MSM or any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

This Agreement shall remain in full force and effect following payment in full of the Obligations. This Agreement shall be construed in accordance with and governed by the internal laws of Nevada. Any dispute with respect to this Agreement shall be litigated in the state or federal courts situated in Henderson County, Nevada, to which jurisdiction and venue all parties consent. The rights and privileges of MSM hereunder shall inure to the benefit of his successors and assigns.

This Agreement contains the entire agreement among the parties hereto with respect to the matters set forth herein. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Agreement and the rights granted hereunder are assignable by MSM, subject to the terms of Section 5 above, but not by Xenetic.

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This Agreement may be executed in any number of counterparts and by the different parties hereto and on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. MSM shall have the right to assign his rights and obligations under this Agreement to any person or entity.

Any notice required to be delivered hereunder shall be valid if in writing addressed to the party entitled to notice at the address set forth below or such other address as the party entitled to notice shall provide in writing to the other parties hereto and shall be deemed delivered as follows: (i) on the day of delivery if delivered in person; (ii) on the day of delivery to the indicated address if sent by bonded courier messenger service; or (iii) three days after deposit in the US mail, postage prepaid, by registered or certified mail, return receipt requested and addressed to the party entitled to notice.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and the year first above written.

MSM:	XENETIC:

Xenetic Biosciences, Inc.

M. SCOTT MAGUIRE	By:
[_________]
Address:
Address:

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